Calculation of Filing Fee Tables

Form S-3
(Form Type)

Terex Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares (3)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Equity	Common Stock, par value $0.01 per share (4)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Other	Securities Warrants	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(2)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Terex Corporation is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”
(2)An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.
(3)Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.